EX-99
Current ComEd bundled rate Procurement Case Proceedings Distribution Case Proceedings 2/25/05 Procurement case filed Sept. 2006 Initial auction to take place 3/21-29/06 Hearings scheduled 6/8/06 ALJ proposed order July 2006 ICC order New rates effective January 1, 2007 Dec. 2004 Final Post-2006 Workshop report supported auction process Rates frozen since 1997 and subsequently reduced 20%. Expected increase will bring residential rates no higher than 1995 level over 3 years. Legislative Proceedings 2/24/06 Rate freeze legislation introduced - HB 5766 4/7/06 Legislative session scheduled to end Fall 2006 Veto session 1/24/06 ICC votes 5-0 for reverse auction 12/16/05 FERC confirms auction meets its principles Illinois Regulatory/Legislative Timeline 8/31/05 Distribution case filed

BGS and Long-Term Contracts >95% 85-95% 65-80% 2006 2007 2008 % Hedged: